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EXHIBIT 11.1

Quaker City Bancorp, Inc.
Computation Of Earnings Per Share

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
                                                   Three Months   Nine Months
                                                      Ended          Ended
                                                    March 31,      March 31,
                                                      2001           2001
                                                      ----           ----
A    Average common shares outstanding..............   4,932,105    4,912,666
                                                      ----------  -----------
B    Net earnings for period........................  $3,969,000  $10,784,000
                                                      ==========  ===========
     Basic earnings per share [ B / A ].............  $     0.80  $      2.20
                                                      ==========  ===========

     Common share equivalents :
C    Stock options outstanding......................     700,872      719,191
                                                      ----------  -----------
D    Average option exercise price..................  $    10.88  $     10.79
                                                      ----------  -----------
E    Exercise proceeds [ C x D ]....................  $7,625,487  $ 7,760,071
                                                      ----------  -----------
F    Tax benefit on non-qualified options...........  $1,799,304  $ 1,252,583
                                                      ----------  -----------
G    Total exercise proceeds [ E + F ]..............  $9,424,791  $ 9,012,654
                                                      ----------  -----------
H    Average market price in period.................  $    23.70  $     20.41
                                                      ----------  -----------
I    Shares repurchased at market price [ G / H ]...     397,671      441,580
                                                      ----------  -----------
J    Increase in common shares [ C - I ]............     303,201      277,611
                                                      ----------  -----------
K    Shares outstanding and equivalents [ A + J ]...   5,235,306    5,190,277
                                                      ==========  ===========
L    Net earnings for period........................  $3,969,000  $10,784,000
                                                      ==========  ===========
     Diluted earnings per share [ L / K ]...........  $     0.76  $      2.08
                                                      ==========  ===========
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